EXECUTION

SUB-ADVISORY AGREEMENT
BETWEEN
FIFTH STREET SENIOR FLOATING RATE CORP.
AND
FIFTH STREET MANAGEMENT LLC
This Agreement made this 28th day of May, 2015 (this “Agreement”), by and between Fifth Street Senior Floating Rate Corp., a Delaware corporation (the “Collateral Manager”), and Fifth Street Management LLC, a Delaware limited liability company (the “Sub-Advisor”).
WHEREAS, the Notes (as defined in the Indenture) will be issued pursuant to an Indenture dated as of the date hereof (the “Indenture”), among FS Senior Funding CLO Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), FS Senior Funding CLO LLC, a limited liability company formed under the laws of the State of Delaware, as co-issuer (the “Co-Issuer”), and Wells Fargo Bank, National Association, as trustee (together with any successor trustee permitted under the Indenture, the “Trustee”);
WHEREAS, in connection with the transactions contemplated by the Indenture, the Collateral Manager has entered into that certain Collateral Management Agreement, dated as of the date hereof, by and between the Collateral Manager, as collateral manager, and the Issuer, as amended or supplemented from time to time (the “Collateral Management Agreement”);
WHEREAS, pursuant to Section 2(e) of the Collateral Management Agreement, the Collateral Manager is permitted to delegate certain of its obligations and duties under the Collateral Management Agreement to the Sub-Advisor, all on the terms and conditions set forth therein;
WHEREAS, the Collateral Manager desires to retain the Sub-Advisor to furnish collateral management sub-advisory services to the Collateral Manager on the terms and conditions hereinafter set forth, and the Sub-Advisor wishes to be retained to provide such services; and
WHEREAS, the Sub-Advisor believes that it will benefit from the transactions contemplated by the Indenture;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1.Defined Terms. Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.

2.    Duties of the Sub-Advisor.

(a)    The Collateral Manager hereby engages the Sub-Advisor to advise the Collateral Manager in connection with its management, administration and servicing of the Collateral Obligations belonging to the Issuer, and the Sub-Advisor hereby accepts such engagement, in each case, upon the terms and subject to the conditions set forth herein. In furtherance of the foregoing, the Sub-Advisor shall use its commercially reasonable efforts to assist the Collateral Manager in the performance of the Collateral Manager’s duties and obligations pursuant to the Collateral Management Agreement and the other Transaction Documents.
(b)    The Sub-Advisor shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Collateral Manager in any way or otherwise be deemed to be an agent of the Collateral Manager.
(c)    The Sub-Advisor shall render its services as Sub-Advisor hereunder with reasonable care and in good faith (i) in a manner which the Sub-Advisor believes to be consistent with the practices and procedures followed by institutional managers of national standing relating to assets of the same nature and character as the Collateral Obligations and (ii) substantially in accordance with its existing practices and procedures with respect to investing in assets of the nature and character of the Assets, except as expressly provided otherwise in this Agreement, the Collateral Management Agreement or the Indenture. To the extent not inconsistent with the foregoing, the Sub-Advisor will follow its customary standards, policies and procedures in performing its duties under this Agreement.  The Sub-Advisor shall not be bound to follow any amendment to any Transaction Document that affects its duties, responsibilities, obligations or rights, unless the Sub-Advisor or the Collateral Manager has consented in writing thereto. The Sub-Advisor shall cause any purchase or sale of any Collateral Obligations or other asset of the Issuer to be conducted on terms and conditions negotiated on an arm’s length basis or on terms and conditions that would be obtained in an arm’s length transaction in compliance with Section 3 and Section 5 of the Collateral Management Agreement and Article XII of the Indenture.
3.    Compensation.
(a)    As compensation for the performance of its obligations as Sub-Advisor, the Sub-Advisor will be entitled to receive 100% of the Collateral Management Fees paid to the Collateral Manager under the Collateral Management Agreement.
(b)    The Sub-Advisor will continue to serve as sub-advisor under this Agreement notwithstanding that the Collateral Manager will not have received the Collateral Management Fees under the Collateral Management Agreement because sufficient funds were not then available thereunder to pay such amounts in accordance with the Priority of Distributions or were not then payable for any other reason.
(c)    All investment professionals of the Sub-Advisor and/or its Affiliates, when and to the extent engaged in providing collateral management sub-advisory services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Sub-Advisor and not by the Collateral Manager.

4.    Covenants.
(a)    Each of the parties hereto shall comply in all material respects with all applicable material laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.
(b)    The Sub-Advisor shall remain qualified to do business and in good standing (as applicable) in every jurisdiction in which the nature of its businesses so requires, except where the failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on its ability to perform collateral management sub-advisory services hereunder.
5.    Representations and Warranties. (a) The Sub-Advisor represents and warrants to the Collateral Manager as of the Closing Date as follows:

(i)
The Sub-Advisor has been duly organized and is validly existing under the laws of Delaware, has the full power and authority to own its assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its duties under this Agreement would require, such qualification, except for failures to be so qualified, authorized or licensed would have a material adverse effect on its ability to perform its duties hereunder.

(ii)	The Sub-Advisor has full limited liability company power and authority to execute, deliver and perform its duties under this Agreement.

(iii)
There is not pending or, to the Sub-Advisor’s knowledge, threatened, any action, suit or proceeding before or by any court or other governmental or self-regulatory authority to which the Sub-Advisor is a party which might reasonably be expected to result in any material adverse effect on its ability to perform its duties hereunder.

(iv)
This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable in accordance with its terms except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect relating to creditors’ rights and (B) general principles of equity (regardless of whether such enforcement is considered in a Proceeding in equity or at law).

(v)
No consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by the Sub-Advisor of its duties hereunder, except such as have been duly made or obtained.

(vi)
Neither the execution and delivery of this Agreement nor the fulfillment of the terms hereof conflicts with or results in a breach or violation of any of the material terms or provisions of or constitutes a material default under (A) the Sub-Advisor’s certificate of formation, limited liability company agreement or other constituent documents, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Sub-Advisor is a party or is bound, (C) any statute applicable to the Sub-Advisor, or (D) any law, decree, order, rule or regulation applicable to the Sub-Advisor of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having or asserting jurisdiction over the Sub-Advisor or its properties, and which would have, in the case of clause (B), (C) or (D) of this paragraph (v), a material adverse effect upon the performance by the Sub-Advisor of its duties under this Agreement.

(vii)
The Sub-Advisor is, in all material respects, in compliance with all applicable material laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

(viii)	The Sub-Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

(ix)
The Sub-Advisor acknowledges receipt of, and has read and is familiar with the provisions of, each of the documents delivered by the Collateral Manager to the Sub-Advisor pursuant to Section 5(b)(viii) hereof.

(b)	The Collateral Manager represents and warrants to the Sub-Advisor as of the Closing Date as follows:

(i)
The Collateral Manager has been duly incorporated and is validly existing under the laws of Delaware, has the full power and authority to own its assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its duties under this Agreement would require, such qualification, except for failures to be so qualified, authorized or licensed would have a material adverse effect on its ability to perform its duties under this Agreement, the Collateral Management Agreement or the Indenture.

(ii)	The Collateral Manager has full corporate power and authority to execute, deliver and perform its duties under this Agreement, the Collateral Management Agreement and the Indenture.

(iii)
There is not pending or, to the Collateral Manager’s knowledge, threatened, any action, suit or proceeding before or by any court or other governmental or self-regulatory authority to which the Collateral Manager is a party which might reasonably be expected to result in any material adverse effect on its ability to perform its duties under this Agreement, the Collateral Management Agreement or the Indenture.

(iv)
This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable in accordance with its terms except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect relating to creditors’ rights and (B) general principles of equity (regardless of whether such enforcement is considered in a Proceeding in equity or at law).

(v)
No consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by the Collateral Manager of its duties hereunder, except such as have been duly made or obtained.

(vi)
Neither the execution and delivery of this Agreement nor the fulfillment of the terms hereof conflicts with or results in a breach or violation of any of the material terms or provisions of or constitutes a material default under (A) the Collateral Manager’s certificate of incorporation, bylaws or other constituent documents, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Collateral Manager is a party or is bound, (C) any statute applicable to the Collateral Manager, or (D) any law, decree, order, rule or regulation applicable to the Collateral Manager of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having or asserting jurisdiction over the Collateral Manager or its properties, and which would have, in the case of clause (C) or (D) of this paragraph (v), would have a material adverse effect upon the performance by the Collateral Manager of its duties under this Agreement.

(vii)
The Collateral Manager is, in all material respects, in compliance with all applicable material laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

(viii)	The Collateral Manager has heretofore delivered to the Sub-Advisor true and complete copies of the Collateral Management Agreement and the Indenture.

(ix)
In accordance with the terms of the Collateral Management Agreement, the delegation of the Collateral Manager’s obligations and duties hereunder shall not relieve it from any liability under the Collateral Management Agreement.

6.    Excess Brokerage Commissions. The Sub-Advisor is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Collateral Manager to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting such transaction, if the Sub-Advisor determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such commission amount is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in each case in terms of the particular transaction and the Sub-Advisor’s overall responsibilities with respect to the Issuer’s portfolio, and that such commission amount constitutes the best net results for the Issuer.
7.    Limitations on the Employment of the Sub-Advisor.
(a)    The services of the Sub-Advisor to the Collateral Manager are not exclusive, and the Sub-Advisor may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Issuer, so long as its services to the Collateral Manager hereunder are not impaired thereby. Moreover, nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Sub-Advisor to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature to the Issuer, or to receive any fees or compensation in connection therewith.
(b)    So long as this Agreement or any extension, renewal or amendment of this Agreement remains in effect, the Sub-Advisor shall be the only collateral management sub-advisor for the Collateral Manager. The Sub-Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees, members and managers of the Collateral Manager are or may become interested in the Sub-Advisor and its Affiliates as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Sub-Advisor and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its Affiliates are or may become similarly interested in the Collateral Manager as members or otherwise.
8.    Responsibility of Dual Directors, Officers and/or Employees. If any person who is a director, manager, partner, member, officer or employee of the Sub-Advisor is or becomes a director, manager, member, officer and/or employee of the Collateral Manager and acts as such in any business of the Collateral Manager, then such director, manager, partner, officer and/or employee of the Sub-Advisor shall be deemed to be acting in such capacity solely for the Collateral Manager, and not as a director, manager, partner, officer or employee of the Sub-Advisor or under the control or direction of the Sub-Advisor, even if paid by the Sub-Advisor.
9.    Liability of Sub-Advisor; Indemnification.
(a)    The Sub-Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder to the Collateral Manager in good faith.  The Sub-Advisor shall not be responsible for any action or inaction of the Collateral Manager in declining to follow any advice, recommendation, or direction of the Sub-Advisor.  The Sub-Advisor shall have no liability to the Collateral Manager, the Issuer or any other Person for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgment, settlement, cost or other expense (including attorney’s fees and expenses) arising out of or with respect to any investment, or for any other act or omission in the performance of its obligations hereunder, except for any liability to which it would be subject by reason of willful misfeasance, gross negligence in performance, or reckless disregard, of its obligations hereunder. The Sub-Advisor shall not be liable for any consequential, special, punitive, exemplary or treble damages or lost profits hereunder.
(b)    The Collateral Manager shall reimburse, indemnify and hold harmless the directors, managers, members, officers and employees of the Sub-Advisor and any of its Affiliates from any and all actual and reasonable out-of-pocket expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and expenses), as are incurred in investigating, preparing, pursuing or defending any Proceeding or investigation with respect to any pending or threatened litigation caused by, or arising out of or in connection with, any acts or omissions of the Sub-Advisor, its directors, managers, members, officers, stockholders, agents and employees made in good faith and in the performance of the Sub-Advisor’s duties under this Agreement except to the extent resulting from such person’s bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder.  The Sub-Advisor, its directors, managers, members, officers, stockholders, agents and employees may consult with counsel and accountants with respect to the affairs of the Collateral Manager and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is taken or made in good faith and is in accordance with the advice or opinion of such counsel or accountants if such counsel or accountants were selected with reasonable care.
(c)    The provisions of this Section 9 shall survive the termination of this Agreement for any reason whatsoever.
10.    Effectiveness, Duration and Termination of Agreement. This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect until the earlier of (a) 30 days following the Collateral Manager’s written notice to the Sub-Advisor terminating this Agreement, (b) the termination of the Collateral Management Agreement or (c) the effective date of the resignation or removal of the Collateral Manager as “Collateral Manager” under the Collateral Management Agreement. No assignment of this Agreement shall be made by the Sub-Advisor unless (i) the Collateral Manager has notified Moody’s and directed the Trustee to provide notice to each registered Holder, (ii) the Issuer and a Majority of the Controlling Class has consented thereto in writing and (iii) a Majority of the Subordinated Notes has not objected thereto; provided that, any such assignment to an Affiliate shall comply with the requirements of Section 13(b) of the

Collateral Management Agreement. No assignment of this Agreement shall be made by the Collateral Manager. The Sub-Advisor shall not delegate its duties or responsibilities under this Agreement unless (i) the Collateral Manager has notified Moody’s and directed the Trustee to provide notice to each registered Holder, (ii) the Issuer and a Majority of the Controlling Class has consented thereto in writing and (iii) a Majority of the Subordinated Notes has not objected thereto; provided, further, that (x) any such delegation to an Affiliate shall comply with the requirements of Section 13(b) of the Collateral Management Agreement and (y) the Sub-Advisor shall not be relieved of its duties or responsibilities hereunder in connection with any such delegation. The parties hereto acknowledge and agree to the consequences under the Collateral Management Agreement of a termination of this Agreement, including a potential "Cause" event under the Collateral Management Agreement.
11.    Inspection of Property, Books and Records; Audits; Etc. The Sub-Advisor will maintain or cause to be maintained appropriate books of account and records relating to its services performed hereunder, and, to the extent such books of record and accounts are different from those prepared by the Collateral Manager pursuant to the terms of the Collateral Management Agreement, such books of account and records shall be accessible for inspection, at the request of the Collateral Manager, by representatives of the Issuer, the Trustee and the Independent accountants appointed by the Collateral Manager on behalf of the Issuer pursuant to Article X of the Indenture at any time during normal business hours and upon not less than three Business Days’ prior notice.
12.    Notices.
(a)    Unless expressly provided otherwise herein, all notices, demands, certificates, requests, directions and communications hereunder shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to any overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, (d) on the date transmitted by legible facsimile transmission with a confirmation of receipt, or (e) upon receipt when transmitted by electronic mail transmission, in all cases addressed to the recipient at such recipient’s address on the signature page hereof.
(b)    Unless the parties hereto otherwise agree, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day; provided, further, that if in any instance the intended recipient declines or opts out of the receipt acknowledgment, then such notice or communication shall be deemed to have been received on the Business Day sent or posted, if sent or posted during normal business hours on such Business Day, or if otherwise, at the opening of business on the next Business Day.
13.    Amendments. This Agreement may be amended only (i) by the mutual written consent of the parties hereto and (ii) in accordance with the same procedures and requirements for an amendment as set forth in Section 20 of the Collateral Management Agreement.
14.    Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); provided that, nothing herein shall be construed in a manner that is inconsistent with the Advisers Act to the extent the Advisers Act is applicable.
15.    No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.
16.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
17.    Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
18.    Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.
19.    Beneficiaries of this Agreement. Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors and permitted assigns hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement; provided that the parties hereto agree that the Trustee on behalf of the Secured Parties shall be a third party beneficiary of this Agreement to the extent that the rights of the Trustee on behalf of the Secured Parties under Section 28 of the Collateral Management Agreement extend to this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

FIFTH STREET SENIOR FLOATING RATE CORP.
By: _______________________
Name: Ivelin M. Dimitrov
Title: Chief Executive Officer

Address:
Fifth Street Senior Floating Rate Corp.
777 W. Putnam Ave. 3rd Floor
Greenwich, CT 06830
Attention: Ivelin Dimitrov
Telephone No.: 203-681-3142
Facsimile No.: 203-681-3879
Email: ivelin@fifthstreetfinance.com

FIFTH STREET MANAGEMENT LLC
By: _______________________
Name: Ivelin M. Dimitrov
Title: Chief Investment Officer

Address:    Fifth Street Management LLC
777 W. Putnam Ave. 3rd Floor
Greenwich, CT 06830
Attention: Ivelin Dimitrov
Telephone No.: 203-681-3142
Facsimile No.: 203-681-3879
Email: ivelin@fifthstreetfinance.com